Exhibit 10.2

HECLA GUARANTY

This Guaranty (the “Guaranty”), made effective as of April 16, 2008 is made by Hecla Mining Company, a Delaware corporation (“Guarantor”) in favor of Kennecott Minerals Holdings Company, a Delaware corporation (“Beneficiary”).

RECITALS

A.                    Beneficiary, Hecla Admiralty Company, a Delaware corporation (“Buyer”) and Guarantor have entered into that certain Stock Purchase Agreement dated February 12, 2008 (together with the exhibits, annexes and documents incorporated therein by reference, and as may be modified from time to time, the “Purchase Agreement”), pursuant to which Beneficiary has agreed to sell to Buyer all of the issued and outstanding shares of the capital stock of Kennecott Greens Creek Mining Company and Kennecott Juneau Mining Company (the “Acquisition”).

B.                    Guarantor owns all of the capital stock of Buyer.

C.                    In consideration of the Purchase Agreement and the benefits to be obtained by Guarantor, and Buyer thereunder, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Guarantor has agreed to guarantee all of the liabilities and obligations of Buyer under the Purchase Agreement.

GUARANTY

For good and valuable consideration, Guarantor and Beneficiary agree as follows:

1.         Guaranty.  Guarantor and its permitted successors unconditionally and irrevocably guarantee to the Beneficiary, its successors and assigns, the due and punctual payment and performance of all obligations and liabilities (whether absolute, contingent or otherwise) owed by Buyer to Beneficiary and its Affiliates and their directors, officers agents and employees under the Purchase Agreement (the “Liabilities and Obligations”).

2.         Nature of Guaranty.  Guarantor agrees that this Guaranty is an absolute, unconditional, present and continuing guarantee of payment and performance, not of collection, and that its obligations under this Guaranty shall be primary obligations, it being agreed by Guarantor that its obligations under this Guaranty shall not be discharged until the payment and performance in full of the Liabilities and Obligations by Buyer or Guarantor. Guarantor expressly waives all rights it may have now or in the future under any statute, or at common law, or at law or in equity, or otherwise, to compel the Beneficiary to proceed in respect of the Liabilities and Obligations against Buyer or any other party or against any security for the payment and performance of the Liabilities and Obligations before proceeding against, or as a condition to proceeding against, Guarantor. In no event shall the Beneficiary have any obligation (although it is entitled, at its option) to proceed against Buyer before seeking satisfaction from Guarantor. The Beneficiary may proceed under the Purchase Agreement, prior or subsequent to, or simultaneously with, the enforcement of the Beneficiary’s rights hereunder.

3.         Waiver.  Guarantor unconditionally waives (but only in its capacity as Guarantor and not as a party to the Purchase Agreement), to the fullest extent permitted by law, (a) notice of any matters described herein, (b) all notices which may be required by statute, rule or law to preserve intact any rights against Guarantor, including, without limitation, any demand, presentment and protest, proof of notice of nonpayment under the Purchase Agreement and notice of default or any failure of Buyer to perform or comply with any term, covenant or condition of the Purchase Agreement, (c) any requirement of diligence or to exhaust any remedies or to mitigate damages resulting from default under the Purchase Agreement, (d) any defense based on any statute of limitations, and (e) any other circumstance whatsoever which might otherwise constitute a legal or equitable discharge, release or defense of a guarantor or surety or which might otherwise limit recourse against Guarantor. Beneficiary, in its sole discretion, may, without any prejudice to its rights under this Guaranty, at any time or times, without notice to or the consent of Guarantor, modify or amend Buyer’s Liabilities or Obligations under the Purchase Agreement. The provisions of this Guaranty are for the benefit of the Beneficiary, and nothing herein contained shall impair, as between Buyer and the Beneficiary, the obligations of Buyer under the Purchase Agreement.

4.         Continued Effectiveness.  This Guaranty shall remain in full force and effect and continue to be effective in the event any petition is filed by or against Buyer or Guarantor for dissolution, liquidation or reorganization; in the event Buyer or Guarantor becomes insolvent or makes an assignment for the benefit of creditors; in the event a receiver or trustee is appointed for all or any significant part of Buyer or Guarantor’s assets; and shall continue to be effective or be reinstated, as the case may be, if at any time payment and performance of the Liabilities and Obligations, or any part hereof, is, pursuant to applicable law, rescinded or reduced in amount, or must otherwise be restored or returned by the Beneficiary, whether as a “voidable preference,” “fraudulent conveyance,” or otherwise, all as though such payment or performance had not been made. In the event that any payment, or any part thereof, is rescinded, reduced, restored or returned, the Liabilities and Obligations shall be reinstated and deemed reduced only by such amount paid or performed and not so rescinded, reduced, restored or returned.

5.         Miscellaneous.

(a)       Representations and Warranties.  The representations and warranties of Guarantor in Section 3(c)(i)-(iii) in the Purchase Agreement are incorporated herein by reference and repeated mutatis mutandis with respect to Guarantor in its capacity as Guarantor, as if fully set forth herein.

(b)       Entire Agreement.  This Guaranty (including the documents referred to herein), and the Purchase Agreement (and Exhibits, Annexes and Schedules thereto, including the Venture Agreement) constitute the entire agreement between Guarantor and Beneficiary relating to the Acquisition and supersedes any other prior understandings, agreements, or representations made by or among the Guarantor or the Beneficiary, written or oral, to the extent they have related in any way to the subject matter hereof.

(c)       Capitalized Terms.  Capitalized terms not defined herein have the meanings given to them in the Purchase Agreement.

(d)       Succession and Assignment.  This Guaranty shall inure to the benefit of the Beneficiary and its successors and assigns and shall be binding on Guarantor and its successors and permitted assigns. Guarantor shall not assign, delegate or otherwise transfer its obligations hereunder, in whole or in part, and any attempt to so transfer in violation of the foregoing shall be void ab initio. Guarantor acknowledges and agrees that Beneficiary may assign its rights hereunder to any member of the Rio Tinto Group.

(e)       Headings.  The section headings contained in this Guaranty are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Guaranty.

(f)        Notices.  All notices, requests, demands, claims, and other communications hereunder will be in writing. Any notice, request, demand, claim, or other communication hereunder shall be deemed duly given if (and then three business days after) it is sent by registered or certified mail, return receipt requested, postage prepaid, and addressed to the intended recipient as set forth below:

If to Beneficiary:

Kennecott Minerals Holdings Company

224 North 2200 West

Salt Lake City, Utah 84116

Attention: President

If to Guarantor:

Hecla Mining Company

6500 Mineral Drive, Suite 200

Coeur d’Alene, Idaho  83815

Attention:  CEO & President

Any notice, request, demand, claim, or other communication hereunder may be sent to the intended recipient at the address set forth above using any other means (including personal delivery, expedited courier, messenger service, telecopy, telex, ordinary mail, or electronic mail), but no such notice, request, demand, claim, or other communication shall be deemed to have been duly given unless and until it actually is received by the intended recipient. Guarantor's and Beneficiary’s respective addresses set forth in this Section may be changed by written notice given to the other party in accordance with this Section.

(g)       WAIVER OF RIGHT TO JURY TRIAL.  GUARANTOR AND, BY ITS ACCEPTANCE OF THIS GUARANTY, BENEFICIARY, EACH IRREVOCABLY WAIVES ALL RIGHTS TO A JURY TRIAL IN ANY ACTION, SUIT, OR PROCEEDING OF ANY KIND DIRECTLY OR INDIRECTLY ARISING OUT OF OR IN ANY WAY RELATING TO THIS GUARANTY. THE JURY TRIAL WAIVER CONTAINED IN THIS SECTION IS INTENDED TO APPLY, TO THE FULLEST EXTENT PERMITTED BY LAW, TO ANY AND ALL DISPUTES AND CONTROVERSIES THAT ARISE OUT OF OR IN ANY WAY RELATE TO ANY OR ALL OF THE MATTERS DESCRIBED IN THE PRECEDING SENTENCE, INCLUDING WITHOUT LIMITATION CONTRACT CLAIMS, TORT CLAIMS, AND ALL OTHER COMMON LAW AND STATUTORY CLAIMS OF ANY KIND. THIS GUARANTY MAY BE FILED WITH ANY COURT OF COMPETENT JURISDICTION AS GUARANTOR'S WRITTEN CONSENT TO GUARANTOR'S WAIVER OF A JURY TRIAL.

(h)       Governing Law.  This Guaranty shall be governed by and construed in accordance with the domestic laws of the State of New York without giving effect to any choice or conflict of law provision or rule (whether of the State of New York or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of New York.

(i)        Amendments and Waivers.  No amendment of any provision of this Guaranty shall be valid unless the same shall be in writing and signed by Guarantor and Beneficiary. No waiver by Beneficiary of any default, misrepresentation, or breach of warranty or covenant hereunder, whether intentional or not, shall be deemed to extend to any prior or subsequent default, misrepresentation, or breach of warranty or covenant hereunder or affect in any way any rights arising by virtue of any prior or subsequent such occurrence.

(j)        Severability.  Any term or provision of this Guaranty that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction.

(k)       Construction.  Guarantor and Beneficiary have participated jointly in the negotiation and drafting of this Guaranty. In the event an ambiguity or question of intent or interpretation arises, this Guaranty shall be construed as if drafted jointly by Guarantor and Beneficiary and no presumption or burden of proof shall arise favoring or disfavoring any Party by virtue of the authorship of any of the provisions of this Guaranty. Any reference to any federal, state, local, or foreign statute or law shall be deemed also to refer to all rules and regulations promulgated thereunder, unless the context requires otherwise. The word “including” shall mean including without limitation.

Guarantor has executed this Guaranty to be effective as of the day and year first above written.

GUARANTOR:

HECLA MINING COMPANY

By:	/s/ Lewis E. Walde
Its:	Vice President and CFO